Exhibit 99.1

Contact:
Marshall Loeb, President and CEO
Brent Wood, CFO
EastGroup Properties Announces	(601) 354-3555

Second Quarter 2023 Results

Second Quarter 2023 Results

•Net Income Attributable to Common Stockholders of $0.97 Per Diluted Share for Second Quarter 2023 Compared to $1.09 Per Diluted Share for Second Quarter 2022 (There Were No Sales of Real Estate Investments in Second Quarter 2023; Gains on Sales of Real Estate Investments Were $11 Million, or $0.25 Per Diluted Share, in Second Quarter 2022)
•Funds from Operations (“FFO”) of $1.91 Per Share for Second Quarter 2023 Compared to $1.72 Per Share for Second Quarter 2022, an Increase of 11.0%
•FFO Excluding Gain on Casualties and Involuntary Conversion ($0.02 Per Share in Second Quarter 2023) of $1.89 Per Share Compared to $1.72 Per Share for the Same Quarter Last Year, an Increase of 9.9%
•Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations Increased 5.9% on a Straight-Line Basis and 6.4% on a Cash Basis for Second Quarter 2023 Compared to the Same Period in 2022
•Operating Portfolio was 98.5% Leased and 98.2% Occupied as of June 30, 2023; Average Occupancy of Operating Portfolio was 98.1% in Each of the Second Quarters of 2023 and 2022
•Rental Rates on New and Renewal Leases Increased an Average of 52.8% on a Straight-Line Basis
•Acquired an Operating Property Containing 156,000 Square Feet for Approximately $34 Million
•Acquired 116.7 Acres of Development Land for Approximately $18 Million
•Started Construction of Three Development Projects Containing 365,000 Square Feet with Projected Total Costs of Approximately $53 Million
•Transferred Three Development and Value-Add Projects Totaling 391,000 Square Feet to the Operating Portfolio, Which Are Collectively 88% Leased
•Development and Value-Add Program Consisted of 21 Projects in 12 Cities (4.3 Million Square Feet) at June 30, 2023 with a Projected Total Investment of Approximately $537 Million
•Declared 174th Consecutive Quarterly Cash Dividend: $1.25 Per Share
•Sold 972,569 Shares of Common Stock Pursuant to the Company’s Continuous Common Equity Offering Program at a Weighted Average Price of $169.72 Per Share for Aggregate Net Proceeds of Approximately $163 Million

JACKSON, MISSISSIPPI, July 25, 2023 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us” or “EastGroup”) announced today the results of its operations for the three and six months ended June 30, 2023.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our team’s strong performance continues as evidenced by second quarter growth in FFO per share of 11%. The day-to-day industrial market remains solid producing a number of strong metrics, such as our percent leased, percent occupied, quarterly releasing spreads and same store net operating income growth. We’re pleased with our operational results, especially given continued global economic unease and capital markets dislocation. We remain judicious with capital allocation and incremental risk, particularly in this uncertain economic climate, which is one of the primary reasons we continually work to strengthen our balance sheet and maintain dry powder. Longer term, I remain bullish on the continued growth prospects for our shallow bay, last mile Sunbelt market portfolio.”

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EARNINGS PER SHARE

Three Months Ended June 30, 2023
On a diluted per share basis, earnings per common share (“EPS”) were $0.97 for the three months ended June 30, 2023, compared to $1.09 for the same period of 2022. The Company’s property net operating income (“PNOI”) increased by $15,109,000 ($0.34 per share) for the three months ended June 30, 2023, as compared to the same period of 2022. The increase in PNOI was offset by the following:
•EastGroup recognized no gains on sales of real estate investments during the three months ended June 30, 2023, as compared to $10,647,000 ($0.25 per share) during the same period of 2022.
•Depreciation and amortization expense increased by $4,834,000 ($0.11 per share) during the three months ended June 30, 2023, as compared to the same period of 2022.
•Interest expense increased by $3,605,000 ($0.08 per share) during the three months ended June 30, 2023, as compared to the same period of 2022.

Six Months Ended June 30, 2023
Diluted EPS for the six months ended June 30, 2023 was $1.99 compared to $2.62 for the same period of 2022. PNOI increased by $31,003,000 ($0.70 per share) for the six months ended June 30, 2023, as compared to the same period of 2022. The increase in PNOI was offset by the following:
•EastGroup recognized gains on sales of real estate investments of $4,809,000 ($0.11 per share) during the six months ended June 30, 2023, compared to $40,999,000 ($0.98 per share) for the six months ended June 30, 2022.
•Depreciation and amortization expense increased by $9,507,000 ($0.21 per share) during the six months ended June 30, 2023, as compared to the same period of 2022.
•Interest expense increased by $8,520,000 ($0.19 per share) during the six months ended June 30, 2023, as compared to the same period of 2022.

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

Three Months Ended June 30, 2023
For the three months ended June 30, 2023, funds from operations attributable to common stockholders (“FFO”) were $1.91 per share compared to $1.72 per share during the same period of 2022, an increase of 11.0%.

FFO Excluding Gain on Casualties and Involuntary Conversion was $1.89 per share for the three months ended June 30, 2023; no Gain on Casualties and Involuntary Conversion was recognized in the same period of 2022.

PNOI increased by $15,109,000, or 17.5%, during the three months ended June 30, 2023, compared to the same period of 2022. PNOI increased $7,735,000 from newly developed and value-add properties, $3,975,000 from same property operations (based on the same property pool), $3,277,000 from 2022 and 2023 acquisitions, and $108,000 from operating properties sold in 2022 and 2023.

Same PNOI Excluding Income from Lease Terminations increased 5.9% on a straight-line basis for the three months ended June 30, 2023, compared to the same period of 2022; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 6.4%.

On a straight-line basis, rental rates on new and renewal leases (4.1% of total square footage) increased an average of 52.8% during the three months ended June 30, 2023.

Six Months Ended June 30, 2023
FFO for the six months ended June 30, 2023, was $3.75 per share compared to $3.41 per share during the same period of 2022, an increase of 10.0%.

FFO Excluding Gain on Casualties and Involuntary Conversion was $3.71 per share for the six months ended June 30, 2023; no Gain on Casualties and Involuntary Conversion was recognized in the same period of 2022.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

PNOI increased by $31,003,000, or 18.4%, during the six months ended June 30, 2023, compared to the same period of 2022. PNOI increased $15,430,000 from newly developed and value-add properties, $8,603,000 from same property operations (based on the same property pool), and $7,316,000 from 2022 and 2023 acquisitions; PNOI decreased $260,000 from operating properties sold in 2022 and 2023.

Same PNOI Excluding Income from Lease Terminations increased 6.8% on a straight-line basis for the six months ended June 30, 2023, compared to the same period of 2022; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 8.7%.

On a straight-line basis, rental rates on new and renewal leases (7.2% of total square footage) increased an average of 51.0% during the six months ended June 30, 2023.

The same property pool for the six months ended June 30, 2023 includes properties which were included in the operating portfolio for the entire period from January 1, 2022 through June 30, 2023; this pool is comprised of properties containing 46,514,000 square feet.

FFO, FFO Excluding Gain on Casualties and Involuntary Conversion, PNOI and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO and FFO Excluding Gain on Casualties and Involuntary Conversion are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS AND DISPOSITIONS

In April, EastGroup acquired Craig Corporate Center, a 156,000 square foot building, for $34,400,000. The property is located in the North submarket of Las Vegas and is 100% leased. This acquisition increased the Company’s ownership in Las Vegas to approximately 910,000 square feet.

During the three months ended June 30, 2023, the Company closed on the acquisition of development land in three different markets:
•Lakeside Station Land - 58.8 acres of development land in the East submarket of Tampa for $6,800,000. This site will accommodate the future development of two buildings containing approximately 450,000 square feet. This development will expand the Company’s 4,348,000 square feet of operating properties in this market which are currently 99.5% leased.

•Northeast Trade Center Land - 49.0 acres of development land in San Antonio’s Northeast Submarket for $6,200,000. This site will accommodate the future development of five buildings containing approximately 675,000 square feet. This development will expand the Company’s 1,444,000 square feet of operating properties in this submarket which are currently 100% leased.

•Gateway Interchange Phase 3 Land - 8.9 acres of development land in Phoenix for $4,700,000. This site, which will accommodate the future development of a 125,000 square foot building, is located next to 50.2 acres acquired by the Company in the first quarter of 2022, known as Gateway Interchange Land.

Subsequent to quarter-end, the Company closed on the acquisition of 20.3 acres of development land in the Northwest Dallas submarket for approximately $5,500,000. The site will accommodate the future development of two buildings containing approximately 245,000 square feet.

In June, the Company sold a 9.9 acre parcel of land in Houston, Texas for $3,200,000. A gain of $365,000 was recognized and is included in Other on the Consolidated Statements of Income and Comprehensive Income; this gain is excluded from FFO.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

DEVELOPMENT AND VALUE-ADD PROPERTIES

During the second quarter of 2023, EastGroup began construction of three new development projects in two cities, which will contain a total of 365,000 square feet and have projected total costs of $52,700,000.

The development projects started during the first six months of 2023 are detailed in the table below:

Development Projects Started in 2023	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Horizon West 10	Orlando, FL	357,000	10/2024	$44,600
Riverside 1 & 2	Atlanta, GA	284,000	12/2024	33,700
Eisenhauer Point 10-12	San Antonio, TX	223,000	01/2025	29,400
SunCoast 9	Fort Myers, FL	111,000	01/2025	16,200
Gateway South Dade 1 & 2	Miami, FL	169,000	02/2025	33,400
Horizon West 6	Orlando, FL	87,000	02/2025	12,300
MCO Logistics Center	Orlando, FL	167,000	02/2025	24,200
Total Development Projects Started		1,398,000		$193,800

At June 30, 2023, EastGroup’s development and value-add program consisted of 21 projects (4,272,000 square feet) in 12 cities. The projects, which were collectively 38% leased as of July 24, 2023, have a projected total cost of $536,600,000, of which $190,771,000 remained to be funded as of June 30, 2023.

During the second quarter of 2023, EastGroup transferred three projects to the operating portfolio (at the earlier of 90% occupancy or one year after completion/value-add acquisition date). The projects, which are located in San Francisco, Dallas, and Orlando, contain 391,000 square feet and were collectively 88% leased as of July 24, 2023.

The development and value-add properties transferred to the operating portfolio during the first six months of 2023 are detailed in the table below:

Development and Value-Add Properties Transferred to the Operating Portfolio in 2023	Location	Size	Conversion Date	Cumulative Cost as of 6/30/23	Percent Leased as of 7/24/23
		(Square feet)		(In thousands)
Grand West Crossing 1	Houston, TX	121,000	02/2023	$13,597	100%
SunCoast 11	Fort Myers, FL	79,000	02/2023	9,664	100%
Cypress Preserve 1 & 2(1)	Houston, TX	516,000	03/2023	54,809	100%
Zephyr(1)	San Francisco, CA	82,000	04/2023	29,044	42%
McKinney 3 & 4	Dallas, TX	212,000	05/2023	26,911	100%
Horizon West 1	Orlando, FL	97,000	06/2023	12,374	100%
Total Projects Transferred		1,107,000		$146,399	96%

Projected Stabilized Yields(2)	Yield
Development	7.3%
Value-Add	5.1%
Combined	6.1%

(1) Represents value-add acquisitions.
(2) Weighted average yield based on projected stabilized annual property net operating income on a straight-line basis at 100% occupancy divided by projected total costs.

Subsequent to quarter-end, EastGroup began construction of Braselton 3 in Atlanta, which will contain 115,000 square feet and has a projected total cost of approximately $14,000,000.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

DIVIDENDS

EastGroup declared a cash dividend of $1.25 per share in the second quarter of 2023. The second quarter dividend, which was paid on July 14, 2023, was the Company’s 174th consecutive quarterly cash distribution to shareholders.  The Company has increased or maintained its dividend for 30 consecutive years and has increased it 27 years over that period, including increases in each of the last 11 years.  The annualized dividend rate of $5.00 per share yielded 2.7% on the closing stock price of $186.04 on July 24, 2023.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 18.0% at June 30, 2023.  The Company’s interest and fixed charge coverage ratio was 7.79x and 7.50x for the three and six months ended June 30, 2023, respectively. The Company’s ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 4.40x and 4.50x for the three and six months ended June 30, 2023, respectively. EBITDAre and the Company’s interest and fixed charge coverage ratio are non-GAAP financial measures defined under Definitions later in this release. Refer to the schedule “Reconciliations of GAAP to Non-GAAP Measures” attached for the calculation of the Company’s interest and fixed charge coverage ratio, the debt to EBITDAre ratio, and the reconciliation of Net Income to EBITDAre.

During the second quarter, EastGroup sold 972,569 shares of common stock under its continuous common equity offering program at a weighted average price of $169.72 per share, providing aggregate net proceeds to the Company of approximately $163,367,000. During the six months ended June 30, 2023, EastGroup sold 1,793,603 shares of common stock under its continuous common equity offering program at a weighted average price of $166.88 per share, providing aggregate net proceeds to the Company of approximately $295,876,000. Included in the second quarter activity are 75,016 shares sold on June 29 and June 30, 2023, at a weighted average price of $172.42, which were deemed to be issued and outstanding upon settlement in July 2023.

Subsequent to quarter-end, the Company began negotiating terms with a bank to refinance a $100,000,000 senior unsecured term loan with five years remaining. The Company expects to agree to an amendment that would be effective in September 2023. The maturity date of the unsecured term loan is expected to remain September 29, 2028, which is unchanged from the loan’s original terms. The amended term loan is expected to provide for interest-only payments at an interest rate of SOFR plus, based on the Company’s current credit ratings and consolidated leverage ratio, 85 basis points, which would be a 45 basis point reduction in the credit spread compared to the original term loan. The Company has an interest rate swap agreement which converts the loan’s SOFR rate component to a fixed interest rate for the entire term of the loan, which is expected to provide a total effectively fixed interest rate of 2.61%.

OUTLOOK FOR 2023

EPS for 2023 is now estimated to be in the range of $3.84 to $3.94.  FFO per share attributable to common stockholders for 2023 is now estimated to be in the range of $7.58 to $7.68. The table below reconciles projected net income attributable to common stockholders to projected FFO. The Company is providing a projection of estimated net income attributable to common stockholders solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. We assume no obligation to update publicly any forward-looking statements, including our outlook for 2023, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

	Low Range		High Range
	Q3 2023	Y/E 2023	Q3 2023	Y/E 2023
	(In thousands, except per share data)

Net income attributable to common stockholders	$40,821	173,103	43,557	177,611
Depreciation and amortization	44,536	173,857	44,536	173,857
Gain on sales of real estate investments and non-operating real estate	—	(5,255)	—	(5,255)
Funds from operations attributable to common stockholders*	$85,357	341,705	88,093	346,213

Weighted average shares outstanding - Diluted	45,589	45,079	45,589	45,079
Per share data (diluted):
Net income attributable to common stockholders	$0.90	3.84	0.96	3.94
Funds from operations attributable to common stockholders	1.87	7.58	1.93	7.68
*This is a non-GAAP financial measure. Please refer to Definitions.

The following assumptions were used for the mid-point:

Metrics	Revised Guidance for Year 2023	April Earnings Release Guidance for Year 2023	Actual for Year 2022
FFO per share	$7.58 - $7.68	$7.49 - $7.61	$7.00
FFO per share increase over prior year	9.0%	7.9%	14.9%
Same PNOI growth: cash basis(1)	6.8% - 7.8%(2)	6.5% - 7.5%(2)	8.9%
Average month-end occupancy - operating portfolio	97.3% - 98.3%	97.2% - 98.2%	98.0%
Lease termination fee income	$725,000	$425,000	$2.7 million
Reserves of uncollectible rent (Currently no identified bad debt for Q3-Q4)	$1.8 million	$1.9 million	$138,000
Development starts:
Square feet	2.7 million	2.6 million	2.7 million
Projected total investment	$360 million	$340 million	$329 million
Value-add property acquisitions (Projected total investment)	none	none	$135 million
Operating property acquisitions	$60 million	$60 million	$378 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$60 million	$75 million	$52 million
Unsecured debt closing in period	$100 million at 5.27% weighted average interest rate	$200 million at 5.50% weighted average interest rate	$525 million at 3.82% weighted average interest rate
Common stock issuances	$475 million	$180 million	$75 million
General and administrative expense	$18.5 million	$17.8 million	$16.4 million

(1) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases and income from lease terminations.
(2) Includes properties which have been in the operating portfolio since 1/1/22 and are projected to be in the operating portfolio through 12/31/23; includes 46,514,000 square feet.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions: (1) funds from operations attributable to common stockholders (“FFO”) and (2) property net operating income (“PNOI”), as defined below.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  Nareit’s guidance allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a real estate investment trust’s (“REIT’s”) business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO Excluding Gain on Casualties and Involuntary Conversion is calculated as FFO (as defined above), adjusted to exclude gain on casualties and involuntary conversion. The Company believes that the exclusion of gain on casualties and involuntary conversion presents a more meaningful comparison of operating performance across periods.

PNOI is defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from its less-than-wholly-owned real estate investments. EastGroup sometimes refers to PNOI from Same Properties as “Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI Excluding Income from Lease Terminations as a property-level supplemental measure of performance used to evaluate the performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI Excluding Income from Lease Terminations on both a straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on a straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. “Same Properties” is defined as operating properties owned during the entire current period and prior year reporting period. Operating properties are stabilized real estate properties (land including building and improvements) that make up the Company’s operating portfolio. Properties developed or acquired are excluded from the same property pool until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company’s chief decision makers also use Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) in making decisions. EBITDAre is computed in accordance with standards established by Nareit and defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EastGroup’s chief decision makers also use its Debt-to-EBITDAre ratio, a non-GAAP financial measure calculated by dividing the Company’s debt by its EBITDAre, in analyzing the financial condition and operating performance of the Company relative to its leverage.

The Company’s interest and fixed charge coverage ratio is a non-GAAP financial measure calculated by dividing the Company’s EBITDAre by its interest expense. We believe this ratio is useful to investors because it provides a basis for analysis of the Company’s leverage, operating performance and its ability to service the interest payments due on its debt.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its second quarter, review the Company’s current operations, and present its revised earnings outlook for 2023 on Wednesday, July 26, 2023, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-888-346-0688 (conference ID: EastGroup) or by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Wednesday, August 2, 2023.  The telephone replay can be accessed by dialing 1-877-344-7529 (access code 9872527), and the webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), a member of the S&P Mid-Cap 400 and Russell 1000 Indexes, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  The Company’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 57.6 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at www.eastgroup.net.

The Company announces information about the Company and its business to investors and the public using the Company's website (eastgroup.net), including the investor relations website (investor.eastgroup.net), filings with the Securities and Exchange Commission, press releases, public conference calls, and webcasts. The Company also uses social media to communicate with its investors and the public. While not all the information that the Company posts to the Company's website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information that it posts on the social media channels, including Facebook (facebook.com/eastgroupproperties), Twitter (twitter.com/eastgroupprop), and LinkedIn (linkedin.com/company/eastgroup-properties-inc). The list of social media channels that the company uses may be updated on its investor relations website from time to time. The information contained on, or that may be accessed through, our website or any of our social media channels is not incorporated by reference into, and is not a part of, this document.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “goals,” or “plans” and variations of
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•international, national, regional and local economic conditions;
•disruption in supply and delivery chains;
•construction costs could increase as a result of inflation impacting the costs to develop properties;
•the competitive environment in which the Company operates;
•fluctuations of occupancy or rental rates;
•potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the impacts of inflation;
•potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws, REIT or corporate income tax laws, potential changes in zoning laws, or increases in real property tax rates, and any related increased cost of compliance;
•our ability to maintain our qualification as a REIT;
•acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;
•natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;
•pandemics, epidemics or other public health emergencies, such as the coronavirus pandemic;
•availability of financing and capital, increase in interest rates, and ability to raise equity capital on attractive terms;
•financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•our ability to retain our credit agency ratings;
•our ability to comply with applicable financial covenants;
•credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•lack of or insufficient amounts of insurance;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•our ability to attract and retain key personnel;
•risks related to the failure, inadequacy or interruption of our data security systems and processes;
•potentially catastrophic events such as acts of war, civil unrest and terrorism; and
•environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K and in its subsequent Quarterly Reports on Form 10-Q.
The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
REVENUES
Income from real estate operations	$138,811	118,498	272,775	231,450
Other revenue	1,076	55	2,137	77
	139,887	118,553	274,912	231,527
EXPENSES
Expenses from real estate operations	37,767	32,546	73,953	63,610
Depreciation and amortization	42,295	37,461	83,309	73,802
General and administrative	4,384	4,226	9,588	8,536
Indirect leasing costs	149	116	289	291
	84,595	74,349	167,139	146,239
OTHER INCOME (EXPENSE)
Interest expense	(12,575)	(8,970)	(25,600)	(17,080)
Gain on sales of real estate investments	—	10,647	4,809	40,999
Other	748	284	1,187	562
NET INCOME	43,465	46,165	88,169	109,769
Net income attributable to noncontrolling interest in joint ventures	(15)	(26)	(29)	(50)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	43,450	46,139	88,140	109,719
Other comprehensive income (loss) - interest rate swaps	10,202	6,841	(60)	22,669
TOTAL COMPREHENSIVE INCOME	$53,652	52,980	88,080	132,388

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.97	1.09	1.99	2.63
Weighted average shares outstanding - Basic	44,656	42,211	44,204	41,729
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.97	1.09	1.99	2.62
Weighted average shares outstanding - Diluted	44,734	42,316	44,279	41,838

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$43,450	46,139	88,140	109,719
Depreciation and amortization	42,295	37,461	83,309	73,802
Company’s share of depreciation from unconsolidated investment	31	31	62	62
Depreciation and amortization from noncontrolling interest	(1)	(6)	(2)	(9)
Gain on sales of real estate investments	—	(10,647)	(4,809)	(40,999)
Gain on sales of non-operating real estate	(365)	—	(446)	—
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS*	85,410	72,978	166,254	142,575
Gain on casualties and involuntary conversion	(1,042)	—	(2,069)	—
FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS EXCLUDING GAIN ON CASUALTIES AND INVOLUNTARY CONVERSION*	$84,368	72,978	164,185	142,575

NET INCOME	$43,465	46,165	88,169	109,769
Interest expense (1)	12,575	8,970	25,600	17,080
Depreciation and amortization	42,295	37,461	83,309	73,802
Company’s share of depreciation from unconsolidated investment	31	31	62	62
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	98,366	92,627	197,140	200,713
Gain on sales of real estate investments	—	(10,647)	(4,809)	(40,999)
Gain on sales of non-operating real estate	(365)	—	(446)	—
EBITDA FOR REAL ESTATE (“EBITDAre”)*	$98,001	81,980	191,885	159,714

Debt	$1,725,996	1,623,536	1,725,996	1,623,536
Debt-to-EBITDAre ratio*	4.40	4.95	4.50	5.08

EBITDAre*	$98,001	81,980	191,885	159,714
Interest expense (1)	12,575	8,970	25,600	17,080
Interest and fixed charge coverage ratio*	7.79	9.14	7.50	9.35

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.97	1.09	1.99	2.62
FFO attributable to common stockholders	$1.91	1.72	3.75	3.41
FFO Excluding Gain on Casualties and Involuntary Conversion attributable to common stockholders	$1.89	1.72	3.71	3.41
Weighted average shares outstanding for EPS and FFO purposes - Diluted	44,734	42,316	44,279	41,838

(1)  Net of capitalized interest of $3,878 and $2,699 for the three months ended June 30, 2023 and 2022, respectively; and $7,613 and $4,943 for the six months ended June 30, 2023 and 2022, respectively.

*This is a non-GAAP financial measure. Please refer to Definitions.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

NET INCOME	$43,465	46,165	88,169	109,769
Gain on sales of real estate investments	—	(10,647)	(4,809)	(40,999)
Gain on sales of non-operating real estate	(365)	—	(446)	—
Interest income	(105)	(6)	(186)	(6)
Other revenue	(1,076)	(55)	(2,137)	(77)
Indirect leasing costs	149	116	289	291
Depreciation and amortization	42,295	37,461	83,309	73,802
Company’s share of depreciation from unconsolidated investment	31	31	62	62
Interest expense (1)	12,575	8,970	25,600	17,080
General and administrative expense (2)	4,384	4,226	9,588	8,536
Noncontrolling interest in PNOI of consolidated joint ventures	(15)	(32)	(31)	(53)
PROPERTY NET OPERATING INCOME (“PNOI”)*	101,338	86,229	199,408	168,405
PNOI from 2022 and 2023 acquisitions	(4,702)	(1,425)	(8,741)	(1,425)
PNOI from 2022 and 2023 development and value-add properties	(11,271)	(3,536)	(20,862)	(5,432)
PNOI from 2022 and 2023 operating property dispositions	—	108	95	(165)
Other PNOI	88	102	199	113
SAME PNOI (Straight-Line Basis)*	85,453	81,478	170,099	161,496
Lease termination fee income from same properties	(172)	(979)	(210)	(2,373)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)*	85,281	80,499	169,889	159,123
Straight-line rent adjustments for same properties	(437)	(698)	(682)	(2,772)
Acquired leases - market rent adjustment amortization for same properties	(167)	(221)	(328)	(934)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)*	$84,677	79,580	168,879	155,417

(1) Net of capitalized interest of $3,878 and $2,699 for the three months ended June 30, 2023 and 2022, respectively; and $7,613 and $4,943 for the six months ended June 30, 2023 and 2022, respectively.

(2) Net of capitalized development costs of $2,357 and $2,617 for the three months ended June 30, 2023 and 2022, respectively; and $4,812 and $5,086 for the six months ended June 30, 2023 and 2022, respectively.

*This is a non-GAAP financial measure. Please refer to Definitions.